UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 2, 2006
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 3, 2006, Mariner Energy, Inc. (“Mariner”) filed a current report on Form 8-K to report, among other things, the completion of its acquisition of the Gulf of Mexico operations of Forest Oil Corporation (“Forest”) pursuant to an Agreement and Plan of Merger, dated as of September 9, 2005, as amended (the “Merger Agreement”), among Mariner, Forest, Forest Energy Resources, Inc. (“FERI”) and MEI Sub, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into FERI, and FERI became a wholly-owned subsidiary of Mariner and was subsequently renamed Mariner Energy Resources, Inc. The merger was consummated on March 2, 2006. This Form 8-K/A is being filed to provide the financial statements described in Item 9.01 below. These financial statements are filed as Exhibits 99.1 and 99.2 to this Form 8-K/A.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.

Statements of Revenues and Direct Operating Expenses of the Forest Gulf of Mexico operations as of and for the years ended December 31, 2005, 2004 and 2003 are filed as Exhibit 99.1 to this report and are incorporated herein by this reference.

(b)	Pro forma financial information.

Pro forma financial information as of and for the year ended December 31, 2005 is filed as Exhibit 99.2 to this report and is incorporated herein by this reference.

(d)	Exhibits.

No.	Description

23.1	Consent of KPMG LLP

99.1	Audited Statements of Revenues and Direct Operating Expenses of the Forest Gulf of Mexico Operations as of and for the years ended December 31, 2005, 2004 and 2003.

99.2	Unaudited Pro Forma Combined Condensed Financial Information for Mariner Energy, Inc. and subsidiaries as of and for the year ended December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: March 30, 2006	By:	/s/ Rick G. Lester
Rick G. Lester
Vice President, Chief Financial Officer and Treasurer

Exhibit Index

No.	Description

23.1	Consent of KPMG LLP

99.1	Audited Statements of Revenues and Direct Operating Expenses of the Forest Gulf of Mexico Operations for the years ended December 31, 2005, 2004 and 2003.

99.2	Unaudited Pro Forma Combined Condensed Financial Information for Mariner Energy, Inc. and subsidiaries as of and for the year ended December 31, 2005.